UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): July 23, 2018

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective as of July 23, 2018, the Board of Directors of Diamond Offshore Drilling, Inc. (the “Company”) approved an amendment to the Company’s by-laws that added a new Article XIII entitled “Forum Selection.”

This article was added to provide an “exclusive forum” provision. Unless the Company consents otherwise, Article XIII designates Delaware as the exclusive forum for litigation consisting of derivative actions, actions asserting a breach of fiduciary duty, actions under the Delaware General Corporation Law or the Company’s charter or by-laws and actions asserting claims under the internal affairs doctrine (collectively, “covered litigation”).

The amendment was intended by the Board of Directors to update and modernize the Company’s by-laws. The Board of Directors believes that adoption of this exclusive-forum provision should benefit the Company by allowing it to reduce litigation costs in the event of covered litigation by avoiding litigating similar or identical claims in multiple jurisdictions. In addition, the exclusive-forum provision would allow the Company to choose Delaware courts, which have particular expertise in the subject matters of the covered litigation, as the venue for these types of lawsuits.

The foregoing description of new Article XIII of the Company’s by-laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Company’s by-laws, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.

Exhibit number	Description

3.1	Amended and Restated By-Laws (as amended through July 23, 2018) of Diamond Offshore Drilling, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2018	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Secretary

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